Exhibit 10.20

TEXAS CAPITAL BANCSHARES, INC.

STOCK APPRECIATION RIGHTS AGREEMENT

1. Grant of Stock Appreciation Rights. Pursuant to the Texas Capital Bancshares, Inc. 2010 Long-Term Incentive Plan (the “Plan”) for key employees and contractors of Texas Capital Bancshares, Inc., a Delaware corporation (the “Company”) and its Subsidiaries, the Company hereby grants to

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(the “Participant”)

Stock Appreciation Rights relating to the appreciation in [            ] shares of Common Stock of the Company (the “Stock Appreciation Rights” or “SARs”) at an exercise price (the “SAR Price”) of $        per share (which is equal to or greater than the Fair Market Value of a share of Common Stock as of the Date of Grant), all upon and subject to the terms and conditions set forth in this Agreement. This SAR Agreement is intended to comply with the provisions governing stock appreciation rights under the final Treasury Regulations issued on April 17, 2007, in order to exempt this SAR Agreement from application of Section 409A of the Code.

2. Date of Grant. The Date of Grant of the Stock Appreciation Rights is                     , 20    .

3. Subject to Plan. The SARs and this Agreement are subject to the terms and conditions of the Plan, and the terms of the Plan shall control to the extent not otherwise inconsistent with the provisions of this Agreement. Except as otherwise provided herein, the capitalized terms used herein that are defined in the Plan shall have the same meanings assigned to them in the Plan. The SARs are subject to any rules promulgated pursuant to the Plan by the Board or the Committee and communicated to the Participant in writing.

4. Vesting; Time of Exercise. Except as specifically provided in this Agreement and subject to certain restrictions and conditions set forth in the Plan, the SARs will vest according to the following schedule:

5. Term; Forfeiture.

a. Except as otherwise provided in this Agreement, unexercised SARs that are unvested on the date of the Participant’s Termination of Service shall terminate on that date. Unexercised SARs that are vested shall terminate on the first to occur of the following:

(i) 5 p.m. on                 , 20    , (the period of time extending from the date of this Agreement to such date being referred to herein as the “SARs Period”);

(ii) 5 p.m. on the date which is twelve (12) months following the date of the Participant’s Termination of Service due to death or Total and Permanent Disability;

(iii). 5 p.m. on the date which is ninety (90) days following the date of the Participant’s Termination of Service for any reason not otherwise specified in this Section 5.

Notwithstanding any provision contained herein to the contrary, if a Participant is terminated without Cause (as defined in Section 5.c. below) or terminates his or her employment for Good Reason (as defined in Section 5.d. below) within the ninety (90) day period immediately preceding the occurrence of a Change in Control, then immediately upon the Change in Control, any previously forfeited unvested SARs shall be reinstated, 100% vested and exercisable, and such SARs and any other vested SARs, shall not terminate until the earlier of the date set forth in Section 5.a.(i) above or 5 p.m. on the date which is ninety (90) days following the effective date of the Change in Control.

b. Notwithstanding the foregoing provisions of this Section 5, if the Participant’s Termination of Service is for “Cause” (as defined in Section 5.c. below), then in such event and without notice to the Participant, the Company shall have the right to immediately terminate the unexercised SARs that are vested as of the date of such Termination of Service.

c. For purposes hereof, “Cause” shall have the meaning set forth in the Participant’s employment agreement with the Company, or, if the employment agreement does not contain a definition of “cause” or the Participant has not entered into an employment agreement with the Company, shall mean:

(i) misappropriation of funds or property, fraud or dishonesty within the course of providing services to the Company which evidences a want of integrity or breach of trust;

(ii) indictment for a misdemeanor that has caused or may be reasonably expected to cause material injury to the Company, any of its Subsidiaries, any of its affiliates or any of their interests, or indictment for a felony;

(iii) any willful or negligent action, inaction, or inattention to duties of the Participant within the course of providing services to the Company that causes the Company material harm or damages (as determined in the sole and absolute discretion of the Company);

(iv) misappropriation of any corporate opportunity or otherwise obtaining personal profit from any transaction which is adverse to the interests of the Company or to the benefits of which the Company is entitled;

(v) inexcusable or repeated failure by the Participant to follow applicable Company policies and procedures;

(vi) conduct of the Participant which is materially detrimental to the Company (as determined in the sole and absolute discretion of the Company); or

(vii) any material violation of the terms of the Participant’s employment agreement (or, if Participant is a Contractor, of the Participant’s contractor agreement), if any.

d. For purposes hereof, “Good Reason” shall have the meaning set forth in the Participant’s employment agreement with the Company, or, if the employment agreement does not contain a definition of “good reason” or the Participant has not entered into an employment agreement with the Company, shall mean:

(i) Without his express written consent, the assignment of the Participant to a position constituting a material demotion, or loss of compensation or job duties by comparison to his position with the Company on the date of this Agreement; provided, however, that changes, as opposed to a loss, in the Participant’s job duties or changes to reporting relationships, at the Company’s or Board of Directors’ discretion, and without a material loss in the Participant’s compensation, will not constitute “Good Reason” under this Agreement;

(ii) The change of the location where the Participant performs the majority of the Participant’s job duties at the time the Participant executes this Agreement (“Base Location”) to a location that is more than fifty (50) miles from the Base Location, without the Participant’s written consent;

(iii) A reduction by the Company in the Participant’s base salary as in effect on the date of this Agreement, unless the reduction is a proportionate reduction of the compensation of the Participant and all other senior officers of the Company as a part of a company-wide effort to enhance the Company’s financial condition; or

(iv) After the occurrence of a Change in Control, a significant adverse change in the nature or scope of the authorities, powers, functions, responsibilities, or duties attached to the position(s) with the Company which the Participant held immediately before the Change in Control, or a material reduction in total compensation, including incentive compensation, stock- based compensation and benefits received from the Company compared to the total compensation and benefits to which the Participant was entitled immediately before the Change in Control.

6. Exercise and Payment. The Participant may exercise vested SARs at any time prior to the termination of the SARs in accordance with Section 5 above by the delivery of written notice to the Committee setting forth the number of vested shares of Stock Appreciation Rights which are to be exercised and the date of exercise thereof (the “Exercise Date”) which shall be a date not less than three (3) business days after giving such notice, unless an earlier date and time shall have been mutually agreed upon. On the Exercise Date, the Company shall deliver directly to a recordkeeping service selected by the Company (unless the Participant elects to directly receive delivery) the number of shares of Common Stock having an aggregate Fair Market Value, as of the Exercise Date, equal to the excess (if any) of (i) the Fair Market Value as of the Exercise Date of a share of Common Stock over (ii) the SAR Price of a share specified in this Agreement, multiplied by the total number of shares of SARs being exercised.

7. No Fractional Shares. SARs may be exercised only with respect to full shares, and no fractional share of stock shall be issued.

8. Who May Exercise. Subject to the terms and conditions set forth in Sections 4 and 5 above, during the lifetime of the Participant, SARs may only be exercised by the Participant or his guardian or legal representative. If the Participant dies prior to the dates specified in Section 5 above without having exercised all of his or her then-vested SARs as of his or her date of death, then the following persons may exercise the exercisable portion of the SARs on behalf of the Participant at any time prior to the earliest of the dates specified in Section 5 hereof: the personal representative of his or her estate or any person who acquired the right to exercise the SARs by bequest or inheritance or by reason of the death of the Participant; provided that the SARs shall remain subject to the other terms of this Agreement, the Plan and all applicable laws, rules, and regulations.

9. Non-Assignability. The Stock Appreciation Rights granted under this Agreement, and any interest in or right associated with such Stock Appreciation Rights, are not assignable or transferable by the Participant except by will or by the laws of descent and distribution.

10. Specific Performance. The parties acknowledge that remedies at law will be inadequate remedies for breach of this Agreement and consequently agree that this Agreement shall be enforceable by specific performance. The remedy of specific performance shall be cumulative of all of the rights and remedies at law or in equity of the parties under this Agreement.

11. No Rights as Stockholder. The Participant will have no rights as a stockholder of the Company with respect to any shares of Stock Appreciation Rights.

12. Adjustment of Number of Shares and Related Matters. The number of shares of Common Stock covered by the SARs, and the SAR Price thereof, shall be subject to adjustment in accordance with Articles 11—13 of the Plan and Section 20 below.

13. Prospectus. A prospectus covering the shares of Common Stock offered pursuant to the Plan and registered under the Securities Act of 1933, as amended (the “Securities Act”), has been prepared by the Company (the “Prospectus”). The Prospectus summarizes and describes the material provisions of the Plan. An electronic copy of the Prospectus, the Plan and any other documents required to be delivered to the Participant under the Securities Act or the rules and regulations promulgated thereunder (the “Plan Documents”) are available via HR Online at https://home.eease.com. Physical copies of the Plan Documents are available upon written request. By acceptance of this Award and execution of this Agreement, the Participant acknowledges and agrees that a copy of the Prospectus and the other Plan Documents have been made available and delivered to him. The Participant represents that he or she is familiar with the terms and provisions of the Prospectus and the other Plan Documents, and hereby accepts the SARs subject to all the terms and provisions thereof. The Participant hereby agrees to accept as binding, conclusive, and final all decisions or interpretations of the Committee or the Board, as appropriate, upon any questions arising under the Plan or this Agreement.

14. Law Governing. This Agreement shall be governed by, construed, and enforced in accordance with the laws of the State of Texas (excluding any conflict of laws rule or principle of Texas law that might refer the governance, construction, or interpretation of this agreement to the laws of another state).

15. No Right to Continue Service or Employment. Nothing herein shall be construed to confer upon the Participant the right to continue in the employ or to provide services to the Company or any Subsidiary, whether as an Employee or as a contractor or as an outside director, or interfere with or restrict in any way the right of the Company or any Subsidiary to discharge the Participant as an Employee, Contractor or Outside Director at any time.

16. Legal Construction. In the event that any one or more of the terms, provisions, or agreements that are contained in this Agreement shall be held by a Court of competent jurisdiction to be invalid, illegal, or unenforceable in any respect for any reason, the invalid, illegal, or unenforceable term, provision, or agreement shall not affect any other term, provision, or agreement that is contained in this Agreement and this Agreement shall be construed in all respects as if the invalid, illegal, or unenforceable term, provision, or agreement had never been contained herein.

17. Covenants and Agreements as Independent Agreements. Each of the covenants and agreements that is set forth in this Agreement shall be construed as a covenant and agreement independent of any other provision of this Agreement. The existence of any claim or cause of action of the Participant against the Company, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of the covenants and agreements that are set forth in this Agreement.

18. Entire Agreement. This Agreement together with the Plan supersede any and all other prior understandings and agreements, either oral or in writing, between the parties with respect to the subject matter hereof and constitute the sole and only agreements between the parties with respect to the said subject matter. All prior negotiations and agreements between the parties with respect to the subject matter hereof are merged into this Agreement. Each party to this Agreement acknowledges that no representations, inducements, promises, or agreements, orally or otherwise, have been made by any party or by anyone acting on behalf of any party, which are not embodied in this Agreement or the Plan and that any agreement, statement or promise that is not contained in this Agreement or the Plan shall not be valid or binding or of any force or effect.

19. Parties Bound. The terms, provisions, and agreements that are contained in this Agreement shall apply to, be binding upon, and inure to the benefit of the parties and their respective heirs, executors, administrators, legal representatives, and permitted successors and assigns, subject to the limitation on assignment expressly set forth herein.

20. Modification. No change or modification of this Agreement shall be valid or binding upon the parties unless the change or modification is in writing and signed by the parties; provided, however, that the Company may change or modify the terms of this Agreement, including, without limitation, the SAR Price, without the Participant’s consent or signature if the Company determines, in its sole discretion, that such change or modification is necessary for purposes of compliance with or exemption from the requirements of Section 409A of the Code or any regulations or other guidance issued thereunder. Notwithstanding the preceding sentence, the Company may amend the Plan or revoke the SARs to the extent permitted by the Plan.

21. Headings. The headings that are used in this Agreement are used for reference and convenience purposes only and do not constitute substantive matters to be considered in construing the terms and provisions of this Agreement.

22. Gender and Number. Words of any gender used in this Agreement shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, and vice versa, unless the context requires otherwise.

23. Notice. Any notice required or permitted to be delivered hereunder shall be deemed to be delivered only when actually received by the Company or by the Participant, as the case may be, at the addresses set forth below, or at such other addresses as they have theretofore specified by written notice delivered in accordance herewith:

a.	Notice to the Company shall be addressed and delivered as follows:

Texas Capital Bancshares, Inc.
2100 McKinney Avenue, Suite 1250
Dallas, Texas 75201
Attn: Human Resources
Facsimile: 214-932-6699

b.	Notice to the Participant shall be addressed and delivered as set forth on the signature page.

24. Tax Requirements. The Participant is hereby advised to consult immediately with his or her own tax advisor regarding the tax consequences of this Agreement. The Company or, if applicable, any

Subsidiary (for purposes of this Section 24, the term “Company” shall be deemed to include any applicable Subsidiary), shall have the right to require the Participant receiving shares of Common Stock issued under the Plan to pay the Company the amount of any taxes that the Company is required to withhold in connection with the Participant’s income arising with respect to this Award. Such payments shall be required to be made when requested by the Company and shall be required to be made prior to the delivery of any certificate representing shares of Common Stock. Such payment may be made in cash, by check, or, to the extent permitted by the Committee, through the delivery of shares of Common Stock owned by the Participant (which may be effected by the actual delivery of shares of Common Stock by the Participant or, with the Committee’s approval, by the Company’s withholding a number of shares to be issued upon the exercise of a SAR, if applicable), which shares have an aggregate Fair Market Value equal to the required minimum withholding payment, or any combination thereof.

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer, and the Participant, to evidence his or her consent and approval of all the terms hereof, has duly executed this Agreement, as of the     day of         , 20    .

COMPANY

TEXAS CAPITAL BANCSHARES, INC.

By:	Printed Name:

Its:	Chief Executive Officer	Address:

PARTICIPANT